Exhibit 99.2 Enterprise Financial Services Corp 2019 Fourth Quarter Earnings Webcast

Forward-Looking Statements Some of the information in this report may contain “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include projections based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the acquisition of Trinity and its wholly-owned subsidiary, Los Alamos National Bank, and other acquisitions. Forward-looking statements include, but are not limited to, statements about the Company’s plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company’s plans, objectives, expectations or consequences of announced transactions. The Company uses words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” and “intend”, and variations of such words and similar expressions, in this release to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the Trinity acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss (“CECL”) model, which will change how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2020, uncertainty regarding the future of LIBOR, as well as other risk factors described in the Company’s 2018 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws. 2

Financial Scorecard Q4 2019 Compared to Q4 2018 Continued Growth in EPS 7% • Drive Net Interest Income Growth in Dollars with Favorable Loan Growth Trends 22% • Defend Core Net Interest Margin* 13 bps • Maintain High Quality Credit Profile 12 bps NPLs/Loans • Achieve Further Improvement in Core Operating Leverage* 1% Enhance Deposit Levels to Support Growth 26% Note: *A Non-GAAP Measure, Refer to Appendix for Reconciliation 3

EFSC Priorities • Closing and Integration of the Trinity Acquisition ü • Achieve Organic Loan and Deposit Goals ü • Continued Incremental Improvement of Our Sales and Operational Processes ü Note: Blue represents a completed 2019 priority and orange represents ongoing priorities 4

Total Loan Trends 22% Total Loan Growth* $5,314 $5,228 $5,149 $5,017 In Millions Trinity $682 $4,350 Q4' 18 Q1' 19 Q2' 19 Q3' 19 Q4' 19 *Note: 6% Excluding Acquisition of Trinity, 7.5% legacy Enterprise 5

Commercial & Industrial Loan Trends 11% C&I Growth* $2,361 In Millions $2,303 $2,265 $2,227 Trinity $2,123 $65 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 *Note: 8% Excluding Acquisition of Trinity, 8.2% legacy Enterprise 6

Loan Details Q4 ’19 Q3 ’19 QTR Q4 ’18 LTM Trinity2 In Millions Change Change C&I - General $ 1,187 $ 1,175 $ 12 $ 995 $ 192 $ 65 CRE, Investor Owned - General 1,290 1,281 9 862 428 305 CRE, Owner Occupied - General 582 566 16 497 85 92 Enterprise Value Lending1 429 417 12 466 (37) — Life Insurance Premium Financing1 473 468 5 418 55 — Residential Real Estate - General 366 386 (20) 305 61 137 Construction and Land Development 429 404 25 311 118 70 - General Tax Credits1 294 266 28 263 31 — Agriculture1 140 136 4 136 4 — Consumer & Other - General 124 129 (5) 97 27 13 Total Loans $ 5,314 $ 5,228 $ 86 $ 4,350 $ 964 $ 682 1Specialized categories may include a mix of C&I, CRE, Construction and land development, or Consumer & Other loans. 2Trinity balances as of March 31, 2019. 7

Total Loans By Business Unit In Millions Specialized Lending St. Louis Kansas City $2,312 $2,420 $2,463 $972 $1,003 $816 $965 $719 $785 Q4 '18 Q3 '19 Q4 '19 Q4 '18 Q3 '19 Q4 '19 Q4 '18 Q3 '19 Q4 '19 Arizona New Mexico* $663 $640 $354 $388 $392 Q4 '18 Q3 '19 Q4 '19 Q4 '18 Q3 '19 Q4 '19 * Acquisition of Trinity completed on March 8, 2019. 8

Deposit Trend 24.0% 23.0% 23.0% 21.4% 21.3% In Millions $5,771 $5,624 $5,537 $5,559 Trinity $1,094 $4,588 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Deposits Trinity Noninterest-bearing % u Last Twelve Months Growth Rate = 26%, 2% Excluding Acquisition of Trinity, 3.5% legacy Enterprise 9

Earnings Per Share Trend - 2019 Change in EPS $0.17 $0.64 $0.02 $0.03 $(0.43) $(0.47) $(0.24) $3.83 $3.55 2018 Net Interest Incremental Loan Loss Noninterest Noninterest Merger-Related Change in 2019 Income Accretion Provision Income Expense Expense ETR 10

Earnings Per Share Trend - Q4 2019 Change in EPS $0.03 $0.01 $0.01 $0.01 $(0.01) $(0.04) $1.08 $1.09 Q3 '19 Incremental Loan Loss Noninterest Noninterest Merger-Related Change in Q4 '19 Accretion Provision Income Expense Expenses Shares/ ETR 11

Net Interest Income Trend 3.77% 3.79% 3.80% 3.69% 3.64% In Millions $61.7 $63.0 $61.6 $60.8 $60.9 $61.0 $52.3 $50.6 $51.2 $48.5 26% Core NII Growth Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Core Net Interest Income* Incremental Accretion On Non-core Acquired Assets FTE Core Net Interest Margin* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 12

Credit Trends for Loans Net Charge-offs (annualized) Total Loan Growth (1) In Millions $132 $83 $79 $86 26 bps 19 bps 16 bps 8 bps 8 bps $(15) Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Provision for Loan Losses Q4 2019 EFSC Peer(2) In Millions NPAs/Assets = 0.45% 0.64% $2.1 $1.8 $1.7 NPLs/Loans = 0.50% 0.74% $1.3 $1.5 ALLL/NPLs = 163.8% 130.3% ALLL/Loans = 0.81% 0.89% Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 (1) Excludes Trinity in Q1 '19 (2) Peer median data as of 9/30/19 (source: S&P Global Market Intelligence) 13

Noninterest Income Trend In Millions Fee Income Other Fee Income Detail $14.4 $13.6 $12.0 $1.2 $3.4 $4.0 $10.7 $0.6 $4.0 $1.0 $2.9 $2.3 $9.2 $2.7 $0.2 $2.9 $0.2 $2.7 $2.3 $2.4 $2.5 $1.7 $2.4 $2.3 $0.4 $0.2 $0.2 $0.2 $0.4 $1.8 $1.8 $0.3 $0.4 $0.2 $1.7 $0.1 $0.3 $0.8 $3.4 $3.2 $3.3 $0.3 $0.2 $2.9 $2.9 $0.4 $2.4 $1.9 $1.4 $1.3 $1.0 $2.0 $2.0 $2.7 $2.7 $2.6 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Wealth Management Deposit Services Charge Miscellaneous Swap Fees Card Services Other CDE Mortgage Tax Credit Income Non-core Acquired 14

Operating Expenses Trend 54.1% 53.3% 51.7% 49.8% 50.7% In Millions $49.1 $10.3 $39.8 $38.2 $38.4 $7.3 $0.4 $30.7 $1.3 $20.7 $20.8 $20.4 $19.4 $16.6 $3.2 $3.2 $3.5 $2.4 $2.6 $14.9 $13.8 $14.5 $10.4 $10.5 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Other Occupancy Employee compensation and benefits Merger-related expenses/other non-core expenses Core efficiency ratio* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation 15

Positive Momentum in Earnings Per Share $1.08 $1.09 $1.02 $0.97 $0.95 Five-Year CAGR 29% $0.90 $0.69 $0.67 $0.67 $0.68 $0.61 $0.59 $0.56 $0.54 $0.52 $0.50 $0.48 $0.46 $0.43 $0.32 $0.30 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 263% EPS Growth from Q4 2014 to Q4 2019 Note: Q1 2017, Q2 2017, Q1 2019, Q2 2019, and Q3 2019 included merger related charges. Q4 2017 included the impact of deferred tax asset charges due to tax reform. 16

Fourth Quarter 2019 Earnings Webcast Appendix

Use of Non-GAAP Financial Measures The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as adjusted EPS, core net interest income, core net interest margin, tangible common equity, core efficiency ratios, ROATCE, adjusted ROAA, adjusted ROAE, and adjusted ROATCE, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its adjusted EPS, core net interest income, core net interest margin, core efficiency ratio, adjusted ROAA, adjusted ROAE, ROATCE, adjusted ROATCE, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans, which were acquired from the FDIC and previously covered by loss share agreements, and the related income and expenses, the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans, but exclude incremental accretion on these loans. Core performance measures also exclude expenses directly related to non-core acquired loans. Core performance measures also exclude certain other income and expense items, such as merger related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated. Peer group data consists of the median of publicly traded banks with total assets from $2-$10 billion with commercial loans greater than 20% and consumer loans less than 10%. 18

Effective Tax Rate Reconciliation 2019 2018 Federal Tax Rate 21.00% 21.00% State Tax, Net of Federal Benefit 2.32% 2.32% Excess Tax Benefits (0.45)% (1.56)% Tax Credit Investments (1.05)% (4.66)% Merger Expenses 0.22% —% Other Tax Adjustments (1.96)% 0.23% Pre-DTA Effective Tax Rate 20.08% 17.33% Impact of Tax Law Changes —% (2.64)% Ending Effective Tax Rate 20.08% 14.69% 19

Reconciliation of Non-GAAP Financial Measures

($ in thousands)	Quarter ended Dec 31, 2019	Quarter ended Sep 30, 2019	Quarter ended Jun 30, 2019	Quarter ended Mar 31, 2019	Quarter ended Dec 31, 2018	Year ended Dec 31, 2019	Year ended Dec 31, 2018
CORE PERFORMANCE MEASURES							
Net interest income	$ 61,613	$ 63,046	$ 61,715	$ 52,343	$ 50,593	$ 238,717	$ 191,905
Less: Incremental accretion income	576	2,140	910	1,157	2,109	4,783	3,701
Core net interest income	61,037	60,906	60,805	51,186	48,484	233,934	188,204
Total noninterest income	14,418	13,564	11,964	9,230	10,702	49,176	38,347
Less: Other income from non-core acquired assets	4	1,001	2	365	10	1,372	1,048
Less: Gain on sale of investment securities	(94)	337	—	—	—	243	9
Less: Other non-core income	—	—	266	—	26	266	675
Core noninterest income	14,508	12,226	11,696	8,865	10,666	47,295	36,615
Total core revenue	75,545	73,132	72,501	60,051	59,150	281,229	224,819
Total noninterest expense	38,354	38,239	49,054	39,838	30,747	165,485	119,031
Less: Other expenses related to non-core acquired loans	33	18	103	103	40	257	(163)
Less: Facilities disposal	—	—	—	—	—	—	239
Less: Merger related expenses	—	393	10,306	7,270	1,271	17,969	1,271
Less: Non-recurring excise tax	—	—	—	—	—	—	682
Core noninterest expense	38,321	37,828	38,645	32,465	29,436	147,259	117,002
Core efficiency ratio	50.73%	51.73%	53.30%	54.06%	49.77%	52.36%	52.04%
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (TAX EQUIVALENT)							
Net interest income	$ 62,141	$ 63,483	$ 62,109	$ 52,595	$ 50,786	$ 240,328	$ 192,725
Less: Incremental accretion income	576	2,140	910	1,157	2,109	4,783	3,701
Core net interest income	$ 61,565	$ 61,343	$ 61,199	$ 51,438	$ 48,677	$ 235,545	$ 189,024
Average earning assets	$ 6,704,506	$ 6,604,083	$ 6,453,005	$ 5,510,489	$ 5,118,319	$ 6,322,075	$ 5,041,395
Reported net interest margin	3.68%	3.81%	3.86%	3.87%	3.94%	3.80%	3.82%
Core net interest margin	3.64	3.69	3.80	3.79	3.77	3.73	3.75

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Fourth Quarter 2019 Earnings Webcast Q & A